Exhibit 99.1

JASPER THERAPEUTICS, INC. ANNOUNCES RESULTS OF THE

THE OFFER TO PURCHASE RELATING TO ITS WARRANTS

REDWOOD CITY, Calif., November 9, 2026 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (“Jasper” or the “Company”), a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases, today announced the results of its offer to purchase (the “Offer”) all of its outstanding warrants to purchase shares of its common stock, par value $0.0001, which were issued and sold as part of an underwritten public offering on September 18, 2025 (the “Warrants”) at a purchase price of $0.324 in cash per Warrant, without interest, which expired at 12:00 a.m., Eastern Time on November 7, 2026.

The Company has been advised that a total of 8,510,658 Warrants were properly tendered and not properly withdrawn, which amount represents approximately 68.94% of the outstanding Warrants. Pursuant to the terms of the Offer, the Company expects to pay an aggregate of $2,757,453.19 in cash in exchange for such Warrants. Such payment will be made promptly.

The Offer was made pursuant to an Offer to Purchase and Letter of Transmittal, and certain other materials contained in the Company’s tender offer statement on Schedule TO originally filed with the SEC on October 7, 2026, as amended from time to time (the “Offer to Purchase”).

All questions concerning the Offer should be directed to Jasper at (650) 549-1400.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the Warrants. The Offer and Consent Solicitation were made only through the Schedule TO and Offer to Purchase.

About Jasper

Jasper is a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases. The company is advancing a pipeline of medicines including vensobafusp alfa, briquilimab, and KP701. Vensobafusp alfa is a potential best-in-class dual-complement inhibitor that has demonstrated positive outcomes in paroxysmal nocturnal hemoglobinuria (PNH) and is under evaluation in other high unmet need nephrology disorders. Briquilimab is an anti-KIT antibody which has demonstrated positive clinical results both as a conditioning agent for stem cell transplant in severe combined immunodeficiencies (SCID), Fanconi anemia, as well as mast cell mediated diseases such as the chronic urticarias. KP701, a novel, dual-acting anti-CD79BxCD32B monoclonal antibody (mAb) for autoantibody-mediated disorders currently advancing to the clinic.

Forward-Looking Statements

Certain statements contained in this press release are or may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “potential,” “projected” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. Jasper cautions that these statements are based upon the current beliefs and expectations of Jasper’s management and are subject to significant risks, uncertainties and assumptions, including, without limitation, the uncertainties associated with the Company’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; risks that initial, interim or topline results from early-stage or open-label studies, including results in a limited number of patients, may not be predictive of, and may differ materially from, results from later stages of the same study or from later-stage or larger trials; risks related to the inability of the Company to obtain sufficient additional capital to continue to advance product candidates and its preclinical programs; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks associated with the possible failure to realize certain anticipated benefits of the merger with Kira Pharmaceuticals, including with respect to future financial and operating results; and such additional risks and uncertainties contained in the “Risk Factors” section of Jasper’s Annual Reports on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Jasper has subsequently filed or may subsequently file with the SEC. Statements regarding future actions, future performance and/or future results including, without limitation, those relating to the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch and sales results (if any) of the Company’s formulations and product candidates and regulatory filings related to the same, financial projections and targets, including, without limitation, cash runway, operating plans, future capital requirements and the sufficiency of existing cash resources, business strategy, plans and objectives for future operations, statements regarding the Company and its operations and prospects, may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. There is no obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or to changes in the Company’s expectations, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Contacts:

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertx.com

Argot Partners (investors and media)
kira@argotpartners.com